Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Anika Therapeutics, Inc. (the “Company”) hereby certifies to his knowledge and in his respective capacities that the Company’s Quarterly Report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2026

/s/ STEPHEN GRIFFIN
Stephen Griffin
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

This certification shall not be deemed “filed” for any purpose, nor shall it be deemed to be incorporated by reference into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.